Exhibit 99.1

Net Element Reports Full-Year 2018 Financial Results and Provides Business Update

 Consistent revenue growth and improved financial performance achieved during 2018

MIAMI, FL – April 1, 2019 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment including point-of-sale (“POS”), e-commerce and mobile devices, today reports financial results for the fiscal year ended Dec. 31, 2018, and provides an update on recent strategic and operational initiatives.

Conference Call:

On April 2, 2019, at 8:30 a.m. EST, the Company will host a conference call to discuss 2018 financial results and business highlights. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing conference code 8437549. It is recommended that participants dial in approximately 10 minutes prior to the start of the call.

The call will also be webcast live from https://edge.media-server.com/m6/p/faqumxh9. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

2018 Full-Year Financial Highlights

●	Total processing volume of $3.3 billion, an increase of 18% compared to $2.8 billion in 2017.
●	Net revenue of $65.8 million, an increase of 10% compared to $60.1 million in 2017.
●	Gross margin of $10.2 million, an increase of 15% compared to $8.8 million in 2017.
●	Operating expenses were $14.5 million, a decrease of 17% compared to $17.4 million in 2017.
●	Net loss per share decreased to ($1.28) in 2018 compared to net loss per share of ($5.04) in 2017, a decrease of 75%.

2018 Significant Achievements

●	Acquired recurring cash flow portfolios projected to add over $9 million in gross profits over the next four years.
●	Ranked as one of the fastest growing companies in North America on Deloitte's 2018 Technology Fast 500TM.
●	Ranked in the top 10 retail payment consulting/services companies of 2018 by Retail CIO Outlook magazine.
●	Jon Najarian of CNBC "Halftime Report" and "Fast Money," and Jonathan Fichman, a fin-tech and startup executive, joined Net Element's board of directors.
●	Net Element subsidiary Unified Payments is among the first companies to achieve self-regulatory certification from the Electronics Transactions Association.

“Successful execution of our strategy in 2018 has created a predictable and resilient business model for the company entering 2019,” said Net Element CEO Oleg Firer. “We believe our technology-centered service offerings built around payment ecosystems will continue to differentiate our company as we continue to provide value-added payment solutions to our clients.”

Outlook

Net Element's strategy is to ensure that our business remains successful in a rapidly changing market, creating sustainable value for all our stakeholders, including our clients, distribution partners and shareholders. We aim to achieve superior results for our clients by having a deep understanding of their payment acceptance needs, along with having extensive market reach, strong product development and technology enablement.

Planned for 2019:

We will continue to focus on understanding our clients and addressing their payment acceptance needs in core market segments.

●	Continue growth in all key segments and expand our network of referral partners.
●	Drive and improve client retention.
●	Expand our client base in selected markets.
●	Deliver value-added products to our clients to increase efficiencies and payment acceptance.
●	Launch new tools to reach our clients, such as digital channels, and deepening partner relations.

The global payments industry continued to deliver healthy growth during 2018, with underlying transaction volumes demonstrating even greater strength. We believe that new and disruptive technologies will provide us with the opportunity to differentiate ourselves from our competition and to continue developing and delivering innovative payment solutions in 2019 and beyond.

●	Continue to scale and enhance Netevia, our future-ready, multi-channel payments platform, enabling intelligent routing of payments for the application development community.
●	Continue to scale and enhance new product launches that will add value for our clients.
●	Extend our capabilities in next-generation POS hardware and software, and deepening our partner proposition.
●	Continue trials of advanced technologies centered on business intelligence and mobile based payments acceptance.
●

Continue the further development of disruptive emerging technologies such as blockchain technologies, enablement of Internet of Things (“IoT”), biometrics payment acceptance and artificial intelligence.

●	Continue research and investments in future emerging payment technologies.

Realize the full potential of our business model.

●	Deliver stronger organic growth.
●	Monetize on acquisitions completed in 2018.
●	Develop additional payment network relationships to integrate with our technologies.
●	Seek acquisition or investment opportunities to deepen our technological and distribution capabilities.

We continue to believe that disruptive technologies such as blockchain, IoT, biometrics payments and artificial intelligence will play key roles in future commerce. These technologies will encourage innovation through development of value-added services and cater to both merchants and their customers.

We believe Netevia, our future-ready payments platform, will act as a framework and core for a number of value-added services that can connect merchants and consumers directly, utilizing these disruptive technologies while increasing the economic efficiency of all transactions being made within the ecosystem. Specifically, Netevia Payments Platform delivers end-to-end payment processing through easy-to-use APIs and complements the Company’s ability to perform in a multi-channel environment, including point-of-sale (POS), e-commerce and mobile devices. Netevia will enable the Company to perform as a hub for disruptive emerging technology solutions.

Results of Operations for the Year Ended Dec. 31, 2018, compared to the Year Ended Dec. 31, 2017

We reported a net loss attributable to common stockholders of approximately $4.9 million or ($1.28) loss per share for the year ended Dec. 31, 2018, as compared to a net loss of approximately $9.9 million or ($5.04) loss per share for the year ended Dec. 31, 2017. This resulted in a decrease in net loss attributable to stockholders of approximately 50%, primarily due to an increase in revenues and other income, decreases in costs related to branded content, combined with selling, general and administrative expenses, and non-cash compensation. This decrease in net loss was partially offset by an increase in bad debt expense.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the years ended Dec. 31, 2018 and 2017.

Gross Margin Analysis:

	Twelve		Twelve
	Months Ended		Months Ended		Increase /
Source of Revenues	December 31, 2018	Mix	December 31, 2017	Mix	(Decrease)
North American Transaction Solutions	$59,138,552	89.9%	$51,138,327	85.1%	$8,000,225
International Transaction Solutions	6,648,265	10.1%	8,926,497	14.9%	(2,278,232)
Total	$65,786,817	100.0%	$60,064,824	100.0%	$5,721,993

	Twelve		Twelve
	Months Ended	% of	Months Ended	% of	Increase /
Cost of Revenues	December 31, 2018	revenues	December 31, 2017	revenues	(Decrease)
North American Transaction Solutions	$50,545,759	85.5%	$44,265,264	86.6%	$6,280,495
International Transaction Solutions	5,071,412	76.3%	6,971,948	78.1%	(1,900,536)
Total	$55,617,171	84.5%	$51,237,212	85.3%	$4,379,959

	Twelve		Twelve
	Months Ended	% of	Months Ended	% of	Increase /
Gross Margin	December 31, 2018	revenues	December 31, 2017	revenues	(Decrease)
North American Transaction Solutions	$8,592,793	14.5%	$6,873,063	13.4%	$1,719,730
International Transaction Solutions	1,576,853	23.7%	1,954,549	21.9%	(377,696)
Total	$10,169,646	15.5%	$8,827,612	14.7%	$1,342,034

Net revenues consist primarily of service fees from transaction processing. Net revenues were approximately $65.8 million for the year ended Dec. 31, 2018, as compared to approximately $60.1 million for the year ended Dec. 31, 2017. The increase in net revenues is primarily due to continued organic growth of North American merchants with emphasis on value-added offerings, and the acquisition of a recurring cash flow portfolio in July 2018. The net increase also is reflective of the following factors which consisted of: A $2 million decrease in net revenues from our International Transaction Solutions segment as we experienced increased competition; reorganized assignments from our International Transaction Solutions segment; and an approximately $1.9 million reduction in gross revenues, due to the adoption of ASC 606. For the year ended Dec. 31, 2017, approximately $2.2 million was included in gross revenues that would have been excluded under ASC 606.

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, interchange expense, processing and non-processing fees. Cost of revenues for the year ended Dec. 31, 2018, was approximately $55.6 million as compared to approximately $51.2 million for the year ended Dec. 31, 2017. The increase of approximately $4.4 million in cost of revenues in 2018 as compared to 2017 of approximately $4.4 million was primarily driven by the increase in North American Transaction Solutions revenues and expenses associated with new sponsoring bank relationships. An approximate $1.9 million reduction in cost of revenues was due to the adoption of ASC 606 for the year ended Dec. 31, 2018. For the year ended Dec. 31, 2017, approximately $2.2 million was included in costs of revenues that would have been excluded under ASC 606.

Gross margin for the year ended Dec. 31, 2018, was approximately $10.2 million, or 15.5% of net revenue, as compared to approximately $8.8 million, or 14.7% of net revenue, for the year ended Dec. 31, 2017. This increase in the gross margin percentage was primarily the result of North American Transaction Solutions segment processing of transactions utilizing our self-designated BIN/ICA and further acceptance of value-added services by the merchants.

Total operating expenses were approximately $14.5 million for the year ended Dec. 31, 2018, as compared to total operating expenses of approximately $17.4 million for the year ended Dec. 31, 2017. Total operating expenses for the year ended Dec. 31, 2018, consisted of selling, general and administrative costs of approximately $9.8 million, non-cash compensation of approximately $142,000, bad debt expense of approximately $2.1 million, and depreciation and amortization expense of approximately $2.5 million. For the year ended Dec. 31, 2017, total operating expenses consisted of general and administrative costs of approximately $10.6 million, non-cash compensation of approximately $2.9 million, bad debt expense of approximately $1.3 million, and depreciation and amortization expense of approximately $2.5 million.

Selling, general and administrative expenses for the years ended Dec. 31, 2018, and Dec. 31 2017, consisted of operating expenses not otherwise delineated in the accompanying audited consolidated statements of operations and comprehensive loss, as follows:

Twelve months ended December 31, 2018

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,431,806	$1,205,885	$2,760,334	$5,398,025
Professional fees	350,100	346,084	1,556,497	2,252,681
Rent	-	90,456	204,143	294,599
Business development	134,862	4,636	14,961	154,459
Travel expense	151,098	12,789	138,316	302,203
Filing fees	-	-	49,339	49,339
Transaction (gains) losses	-	94,573	-	94,573
Office expenses	307,593	35,646	51,997	395,236
Communications expenses	112,510	162,444	107,475	382,429
Insurance expense	-	-	136,643	136,643
Other expenses	2,842	18,244	277,415	298,501
Total	$2,490,811	$1,970,757	$5,297,120	$9,758,688

Twelve months ended December 31, 2017

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$1,970,860	$1,696,245	$2,082,294	$5,749,399
Professional fees	505,383	819,184	1,312,271	2,636,838
Rent	-	245,539	245,186	490,725
Business development	53,011	32,072	3,569	88,652
Travel expense	331,299	32,397	130,198	493,894
Filing fees	-	-	72,035	72,035
Transaction (gains) losses	742	(41,200)	1,642	(38,816)
Office expenses	303,586	98,961	120,103	522,650
Communications expenses	47,878	130,046	79,288	257,212
Insurance expense	-	5,401	135,386	140,787
Other expenses	38,788	14,715	162,894	216,397
Total	$3,251,547	$3,033,360	$4,344,866	$10,629,773

Variance

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$(539,054)	$(490,360)	$678,040	$(351,374)
Professional fees	(155,283)	(473,100)	244,226	(384,157)
Rent	-	(155,083)	(41,043)	(196,126)
Business development	81,851	(27,436)	11,392	65,807
Travel expense	(180,201)	(19,608)	8,118	(191,691)
Filing fees	-	-	(22,696)	(22,696)
Transaction (gains) losses	(742)	135,773	(1,642)	133,389
Office expenses	4,007	(63,315)	(68,106)	(127,414)
Communications expenses	64,632	32,398	28,187	125,217
Insurance expense	-	(5,401)	1,257	(4,144)
Other expenses	(35,946)	3,529	114,521	82,104
Total	$(760,736)	$(1,062,603)	$952,254	$(871,085)

The total decrease of approximately $0.9 million in selling, general and administrative expenses for the year ended Dec. 31, 2018, as compared to the prior year was primarily due to the Company’s continued monitoring of operations and the labor costs necessary to maintain or increase revenues, along with the reorganization of assignments in the International Transaction Solutions segment, which resulted in a decrease of approximately $351,000. These objectives were also responsible for the decrease of approximately $384,000 in professional fees associated with operations.

Professional fees were $2,252,681 for the year ended Dec. 31, 2018, as compared to $2,636,838 for the year ended Dec. 31, 2017, representing a decrease of $384,157 as follows:

Twelve months ended December 31, 2018

Professional Fees	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
General Legal	$12,553	$39,503	$206,684	$258,740
SEC Compliance Legal Fees	-	-	152,168	152,168
Accounting and Auditing	-	7,815	390,000	397,815
Tax Compliance and Planning	-	-	25,500	25,500
Consulting	337,547	298,766	782,145	1,418,458
Total	$350,100	$346,084	$1,556,497	$2,252,681

Twelve months ended December 31, 2017

Professional Fees	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
General Legal	$33,480	$38,386	$80,724	$152,590
SEC Compliance Legal Fees	-	-	275,112	275,112
Accounting and Auditing	-	15,433	412,943	428,376
Tax Compliance and Planning	-	-	55,400	55,400
Consulting	471,903	765,365	488,092	1,725,360
Total	$505,383	$819,184	$1,312,271	$2,636,838

Variance

Professional Fees	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$(20,927)	$1,117	$125,960	$106,150
SEC Compliance Legal Fees	-	-	(122,944)	(122,944)
Accounting and Auditing	-	(7,618)	(22,943)	(30,561)
Tax Compliance and Planning	-	-	(29,900)	(29,900)
Consulting	(134,356)	(466,599)	294,053	(306,902)
Total	$(155,283)	$(473,100)	$244,226	$(384,157)

Non-cash compensation expense was $142,000 for the year ended Dec. 31, 2018, as compared to approximately $2.9 million for the year ended Dec. 31, 2017. A summary of 2018 and 2017 non-cash compensation activity follows:

2018 Non-Cash Compensation Activity:

		# of Shares	# of Options
	Amount	Issued	Issued
Board of Directors & Employee stock and Options	$142,017	9,919	-
Stock issued for consulting	-	-	-
Stock issued for acquisitions	-	-	-
Total for 2018	$142,017	9,919	-

2017 Non-Cash Compensation Activity:

		# of Shares	# of Options
	Amount	Issued	Issued
Board of Directors & Employee stock and Options	$2,827,200	242,324	45,106
Stock issued for consulting	7,258	896	-
Stock issued for acquisitions	105,966	13,082	-
Total for 2017	$2,940,424	256,302	45,106

Bad Debt Expense:

We reflected a bad debt expense on the accompanying consolidated statements of operations, which represents uncollected fees of approximately $2.1 million for the year ended Dec. 31, 2018, compared to bad debt expense, representing uncollected fees of approximately $1.3 million for the year ended Dec. 31, 2017. The increase of approximately $800,000 from the prior year coincides with the increase of approximately 15.6% in gross revenues from our North American Transaction Solutions segment, which in the normal course of business, resulted in an increase in net ACH rejects and uncollectible non-processing fees. For the year ended Dec. 31, 2018, total gross ACH rejects equaled approximately $4 million, of which $1.9 million  was subsequently collected. We were able to pass through to independent sales organizations (“ISO’s), via a reduction in commissions, $949,000 from the total gross ACH rejects.

For the year ended Dec. 31, 2017, total gross ACH rejects equaled approximately $3.7 million, of which $2.4 million was subsequently collected. We were able to pass through to independent sales organizations, via a reduction in commissions, $603,000 from the total gross ACH rejects.

During the year ended Dec. 31, 2018, approximately $300,000 of the $4 million in gross ACH rejects was attributable to merchant processing losses, while the remaining $3.7 million was related to non-processing fees billed to merchants.  Approximately $200,000 of the merchant processing losses was passed on to ISOs.   This resulted in net processing losses of $100,000 or .004% of total volume.

During the year ended Dec. 31, 2017, approximately $400,000 of the $3.7 million in gross ACH rejects is attributable to merchant processing losses, while the remaining $3.3 million was related to non-processing fees billed to merchants.  Approximately $323,000 of merchant processing losses were passed on to ISOs.   This resulted in net processing losses of $101,000 or 0.004% of total volume.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios in connection with residual buyout arrangements, depreciation expense on equipment, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements. Depreciation and amortization expense was approximately $2.5 million for each of the years ended Dec. 31, 2018, and Dec. 31, 2017.

Interest expense was approximately $847,000 million for the year ended Dec. 31, 2018, as compared to approximately $1.2 million for the year ended Dec. 31, 2017, representing a decrease of approximately $340,000, primarily due to payoffs of the MBF and RBL notes in the normal course of business.

Funding Source	Twelve months ended December 31, 2018	Twelve months ended December 31, 2017	Increase / (Decrease)
MBF Notes	$10,359	$76,591	$(66,232)
RBL Notes	597,440	772,777	(175,337)
PPS Note	169,501	168,233	1,268
Other	69,879	172,021	(102,142)
Total	$847,179	$1,189,622	$(342,443)

Other income for the year ended Dec. 31, 2018, of approximately $792,000 consisted primarily of a gain recorded on the transfer of Digital Provider's net assets to PayOnline (approximately $198,000), net gain in connection with the review and analysis of accounts receivable and accounts payable aging (approximately $856,000), gain on the write-off of TOT Group Russia (approximately $312,000), gain on the reversal of stock price guarantees in connection with the purchase of PayOnline that expired (approximately $313,000), partially offset by costs associated with common stock purchase agreement with ESOUSA Holdings, LLC (approximately $(227,000)), and approximately ($332,000) in miscellaneous other expenses.

Other income and expenses for the year ended Dec. 31, 2017, consisted primarily of approximately $117,000 in foreign taxes and other expenses attributed to our International Transaction Solutions segment, as well as, approximately $48,000 in miscellaneous other expenses in the North American Transaction Solutions segment.

The net loss attributable to non-controlling interests amounted to approximately $87,000 and $110,000 for the years ended Dec. 31, 2018, and Dec. 31 2017, respectively. The loss was attributed to our North American Transaction Solutions segment, representing its 20% non-controlling interest in Aptito. The non-controlling interest reflects the results of operations of subsidiaries that are allocable to minority equity owners.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss attributable to Net Element, Inc. stockholders. Adjusted net loss attributable to Net Element, Inc. stockholders is calculated as net loss attributable to Net Element, Inc. stockholders excluding non-cash share-based compensation and other non-operating, non-recurring items. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding by the Company’s investors of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the 12 months ended Dec. 31, 2018, and Dec. 31 2017 is presented in the following Non-GAAP Financial Measures Table.

Twelve Months Ended December 31, 2018	GAAP	Share-based Compensation	Impairment Charge Relating to Goodwill	Total
Net (loss) income attributable to Net Element Inc. stockholders	$(4,936,182)	$142,017	$636,000	$(4,158,165)
Basic and diluted earnings per share	$(1.28)	$0.04	$0.16	$(1.08)
Basic and diluted shares used in computing earnings per share	3,868,324			3,868,324

Twelve Months Ended December 31, 2017	GAAP	Share-based Compensation	Impairment Charge Relating to Goodwill	Total
Net (loss) income attributable to Net Element Inc. stockholders	$(9,913,485)	$2,940,424	$-	$(6,973,061)
Basic and diluted earnings per share	$(5.04)	$1.49	$-	$(3.55)
Basic and diluted shares used in computing earnings per share	1,967,676			1,967,676

Additional information regarding Net Element’s results for its year ended Dec. 31, 2018, may be found in Net Element’s annual report on Form 10-K, which was filed with the Security and Exchange Commission (SEC) on April 1, 2019 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S., the Company aims to grow transactional revenue by innovating SME productivity services using blockchain technology solutions and Aptito, our cloud-based, restaurant and retail point-of-sale solution. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte's 2017 Technology Fast 500™. In 2017 we were recognized by South Florida Business Journal as one of 2016's fastest-growing technology companies. Further information is available at www.NetElement.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to the predictability and resilience of the Company’s business model and whether the Company will be successful in achieving further growth and financial improvement. Additional examples of such risks and uncertainties include, but are not limited to (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; and (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

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NET ELEMENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$1,645,481	$11,285,669
Accounts receivable, net	6,290,412	5,472,856
Prepaid expenses and other assets	1,749,221	2,282,614
Total current assets, net	9,685,114	19,041,139
Equipment, net	25,335	58,268
Intangible assets, net	6,441,743	3,127,760
Goodwill	9,007,752	9,643,752
Other long-term assets	604,070	460,511
Total assets	$25,764,014	$32,331,430

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,368,444	$6,785,459
Accrued expenses	2,535,947	3,212,438
Deferred revenue	1,495,849	1,712,591
Notes payable (current portion)	433,448	2,493,973
Due to related party	387,814	461,992
Total current liabilities	11,221,502	14,666,453
Notes payable (net of current portion)	5,946,046	4,521,449
Total liabilities	17,167,548	19,187,902

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2018 and December 31, 2017)	-	-
Common stock ($.0001 par value, 100,000,000 shares authorized and 3,863,019 and 3,853,100 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively)	386	385
Paid in capital	183,246,232	183,119,222
Accumulated other comprehensive loss	(2,232,163)	(2,530,238)
Accumulated deficit	(172,292,252)	(167,356,070)
Stock subscriptions receivable	-	(50,585)
Non-controlling interest	(125,737)	(39,186)
Total stockholders' equity	8,596,466	13,143,528
Total liabilities and stockholders' equity	$25,764,014	$32,331,430

NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Twelve Months Ended December 31,
	2018	2017
Net revenues
Service fees	$65,786,817	$58,723,928
Branded content	-	1,340,896
Total Revenues	65,786,817	60,064,824

Costs and expenses:
Cost of service fees	55,617,171	49,934,371
Cost of branded content	-	1,302,841
Selling, general and administrative	9,758,688	10,629,773
Non-cash compensation	142,017	2,940,424
Bad debt expense	2,145,425	1,320,848
Depreciation and amortization	2,454,637	2,533,985
Total costs and operating expenses	70,117,938	68,662,242
Loss from operations	(4,331,121)	(8,597,418)
Interest expense	(847,179)	(1,189,622)
Other income (expense)	791,567	(236,009)
Impairment charge relating to goodwill	(636,000)	-
Net loss from continuing operations before income taxes	(5,022,733)	(10,023,049)
Income taxes	-	-
Net loss from continuing operations	(5,022,733)	(10,023,049)
Net loss attributable to the non-controlling interest	86,551	109,564
Net loss attributable to Net Element, Inc. stockholders	(4,936,182)	(9,913,485)
Foreign currency translation	298,075	(43,623)
Comprehensive loss attributable to common stockholders	$(4,638,107)	$(9,957,108)

Loss per share - basic and diluted	$(1.28)	$(5.04)

Weighted average number of common shares outstanding - basic and diluted	3,868,324	1,967,676

NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Paid in	Stock	Comprehensive	Non-controlling	Accumulated	Equity (Deficiency)
	Shares	Amount	Capital	Subscription	Income	interest	Deficit	in Assets
Balance December 31, 2016	1,535,350	$154.00	$163,920,066	$-	$(2,486,616)	$70,378	$(157,442,585)	$4,061,397
Shares issued in connection with reverse stock split	3,117	0.31	1	-	-	-	-	1
Share based compensation	242,324	24.00	2,850,155	-	-	-	-	2,850,179
Shares issued for acquisitions	13,082	1.00	105,965	-	-	-	-	105,966
Shares issued to settle merchant liabilities	30,759	3.00	252,220	-	-	-	-	252,223
Shares issued for consulting services	19,896	2.00	228,416	(50,585)	-	-	-	177,833
Shares issued in connection with debt restructuring	127,406	13.00	758,181	-	-	-	-	758,194
Shares issued under ESOUSA/Cobblestone agreements	1,881,165	188.00	15,004,217	-	-	-	-	15,004,405
Net loss	-	-	-	-	-	(109,564)	(9,913,485)	(10,023,049)
Comprehensive loss - foreign currency translation	-	-	-	-	(43,622)	-	-	(43,622)
Balance December 31, 2017	3,853,100	$385.31	$183,119,222	$(50,585)	$(2,530,238)	$(39,186)	$(167,356,070)	$13,143,528
Share based compensation	9,919	0.99	127,010	-	-	-	-	127,011
Shares issued for consulting services	-	-	-	50,585	-	-	-	50,585
Net loss	-	-	-	-	-	(86,551)	(4,936,182)	(5,022,733)
Comprehensive loss - foreign currency translation	-	-	-	-	298,075	-	-	298,075
Balance December 31, 2018	3,863,019	$386.30	$183,246,232	$-	$(2,232,163)	$(125,737)	$(172,292,252)	$8,596,466

NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss attributable to Net Element, Inc. stockholders	$(4,936,182)	$(9,913,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-controlling interest	(86,551)	(109,564)
Share based compensation	142,017	2,940,424
Deferred revenue	(216,742)	356,619
Net Non-cash items in other income	(1,202,201)
Impairment for Goodwill	636,000
Provision for bad debt	16,238
Depreciation and amortization	2,454,637	2,533,985
Non-cash interest	73,442	114,802
Changes in assets and liabilities:
Accounts receivable	(1,503,755)	3,002,425
Prepaid expenses and other assets	384,403	(1,047,811)
Accounts payable and accrued expenses	971,202	(2,943,154)
Net cash used in operating activities	(3,267,492)	(5,065,759)

Cash flows from investing activities:

Purchase of portfolios and client acquisition costs	(5,413,264)	(1,885,098)
Receipt of excess deposits	-	149,826
Purchase of equipment and changes in other assets	(114,931)	(103,341)
Net cash used in investing activities	(5,528,195)	(1,838,613)

Cash flows from financing activities:
Proceeds from sale of common stock	-	14,884,435
Proceeds from indebtedness	2,131,500	3,678,824
Repayment of indebtedness	(2,785,134)	(998,780)
Related party advances	-	-
Contributed capital	-	-
Net cash (used in) provided by financing activities	(653,634)	17,564,479

Effect of exchange rate changes on cash	(34,399)	(20,899)
Net (decrease) increase in cash	(9,483,720)	10,639,208

Cash and restricted cash at beginning of year	11,733,271	1,094,063
Cash and restricted cash at end of year	$2,249,551	$11,733,271

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$773,737	$1,074,820
Taxes	$261,871	$86,942
Shares issued for redemption of indebtedness	$-	$379,874
Shares issued in settlement of related party debt	$-	$378,253

Contact:

Net Element, Inc.

+1 (786) 923-0502

www.netelement.com

media@netelement.com

Corporate Communications Contact:

NetworkNewsWire (NNW)

New York, New York

+1 (212) 418-1217

www.networknewswire.com

editor@networkwire.com